Exhibit 99.2

Education that makes a difference SECOND QUARTER 2018 RESULTS | AUGUST 8, 2018 PRESENTED BY DR. WALLACE BOSTON - PRESIDENT AND CEO MR. RICHARD SUNDERLAND, CPA – EXECUTIVE VP AND CFO MR. CHRISTOPHER SYMANOSKIE, IRC – VICE PRESIDENT OF INVESTOR REL ATIONS

PAGE SAFE HARBOR STATEMENT 1 Statements made in this presentation regarding American Public Education, Inc . , or its subsidiaries, that are not historical facts are forward - looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc . and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements . Forward - looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would . ” These forward - looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, and expected earnings . Actual results could differ materially from those expressed or implied by these forward - looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2017 , Quarterly Report on Form 10 - Q for the period ended June 30 , 2018 and other filings with the SEC . The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future .

PAGE RECENT RESULTS AND HIGHLIGHTS 2 • For the three months ended June 30, 2018, APUS net course registrations declined by less than 1% and net course registrations by new students decreased 1%, compared to the prior year period. • Enrollment stabilization at APUS is supported in part by: • Increased gross - to - net student conversion rates resulting from improved student services and onboarding processes • Higher student persistence rates • Net income per diluted share was above the company’s second quarter 2018 outlook as a result of lower - than - expected compensation and bad debt expenses. • Total student enrollment at HCN increased 17% and new student enrollment increased 5 % y/y (Summer 2018). % Change (Y/Y) FSA - 3.1% TA +0.4% VA +2.8% Cash/Other - 1.2% Total - 0.2% APUS NET COURSE REGISTRATIONS BY PRIMARY FUNDING SOURCE Three months ending June 30, 2018 ███ 36.4% TA ███ 25.7% FSA ███ 23.8% VA ███ 14.1% Other APUS NET COURSE REGISTRATIONS BY PRIMARY FUNDING SOURCE Three months ending June 30, 2018 - 10.1% - 9.4% - 6.2% - 4.2% - 3.2% - 3.9% - 0.2% -12% -9% -6% -3% 0% 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Y/Y Change in Net Course Registrations by APUS Students

PAGE 3

AFFORDABLE TUITION PLUS ACADEMIC QUALITY EQUALS HIGH SOCIAL VALUE

APUS - Long-Established Reputation for Affordable Access & Quality in Higher Education

Embraces Low Tuition:

- APUS undergraduate costs are 23% below the average published tuition and fee price paid by full-time in-state students at public four-year institutions.[1]

Reduces The Cost of Course Materials:

- Since 2002, APUS has awarded over $134 million in textbook and course material grants to undergraduate students.

Recognizes The Value of Prior Learning:

- Since 2010, APUS has awarded more than 2 million transfer credit hours to students, representing approximately $500 million in applied value to our graduates.
- Undergraduates receive an average of 44 transfer credits toward their degree at APUS - an average of approximately $11,000 in savings to these graduates.

AMU
#1
Serving Active Duty Military[3]

AMU
#4
Serving Veteran Community[2]

[1] Trends in College Pricing, College Board, 2018
[2] Military Times Reboot Camp, 2018
[3] Military Times Top 50 Colleges for Tuition Assistance, 2018

AMERICAN PUBLIC EDUCATION, INC.

PAGE 4 • Consolidated revenues increased 1% to $ 72.8 million, compared to $72.2 million in the same period of 2017. • Costs and Expenses: • Instructional costs and services expenses decreased as a percentage of revenues to 39.8%, compared to 41.3% in the prior year period. • Selling and promotional expenses decreased as a percentage of revenues to 18.2%, compared to 19.4% in the prior year period. • General and administrative expenses increased as a percentage of revenues to 24.2%, compared to 23.1% in the prior year period. • Net income increased to $6.5 million, or $ 0.39 per diluted share, compared to $3.8 million , or $ 0.23 per diluted share, in the prior year period . • Cash and cash equivalents increased to $193.6 million , compared to $179.2 million as of December 31, 2017. FINANCIAL RESULTS SUMMARY SECOND QUARTER 2018 2Q2018 Revenues $72.8M EPS (diluted) $0.39/share Cash & Equiv. $193.6M

PAGE APEI OUTLOOK THIRD QUARTER 2018 The following statements are based on current expectations. These statements are forward - looking and actual results may differ materially. 1 APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. 2 HCN Student Enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty. Third Quarter 2018 Approx. Y/Y Change APUS Net course registrations 1 by new students - 13% to - 8% APUS Net course registrations 1 - 6% to - 2% HCN New student enrollment 2 Approx. - 3% HCN Student enrollment 2 Approx. 11% APEI Consolidated revenue - 3% to 0% APEI Consolidated net income per share $0.28 to $0.33 5

PAGE EMPOWERED TO CHANGE THE WORLD Potential catalysts for value creation: • Strong & growing market demand in key areas • Reengineering enrollment management processes • Brand building & targeting program investment • Attractive new workforce focused programs & degrees • Expanding strategic relationships COMPETITIVE STRENGTH IN AFFORDABLE, ASSESSABLE PROGRAMS DIVERSE, HIGH - DEMAND AND HIGHLY RELEVANT CURRICULUM FOCUSED ON WORKFORCE SKILLS DEVELOPMENT STRONG BALANCE SHEET AND NET CASH FROM OPERATING ACTIVITIES LARGE SATISFIED STUDENT AND ALUMNI POPULATIONS STRONG AND EXPANDING EMPLOYER RELATIONSHIPS UNYIELDING DEDICATION TO ACADEMIC QUALITY 6